UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2006

INDEX OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-0815369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(Address of principal executive offices)

(Registrant's telephone number, including area code) (713) 683-0800

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2006 (the “Closing Date”), Index Oil and Gas Inc. (the “Company”) closed on a private placement offering (the “Offering”) in which it sold an aggregate of 1,419.58 units (the "Units") of its securities at a price of $5,000 per Unit, each Unit consisting of 5000 shares of common stock, $0.001 par value (the “Common Stock”), of the Company for aggregate gross proceeds of $7,097,898. The Units were sold pursuant to Subscription Agreements entered into by and between the Company and the purchasers named on the signature page thereto (the “Purchasers”). The net proceeds of the Offering are expected to be used as working capital and for general corporate purposes of the Company.

The Purchasers agreed not to sell the Common Stock included in the Units for a period of six months from the date of their purchase, unless permitted earlier by the Company. Notwithstanding the foregoing, the Purchasers further agreed to be bound by any lock-up period required by state regulatory agencies or any other governmental regulation. The shares of Common Stock included in the Units will be restricted securities under Securities Act of 1933, as amended (the "Act"), and applicable state securities laws and, therefore, may only be transferred pursuant to the registration requirements of federal and state securities laws or pursuant to an exemption from such registration requirements. The Common Stock shares will bear a restrictive legend stating these resale restrictions.

The Company has agreed to file a registration statement on Form SB-2 (the “Registration Statement”) to effect the registration of the Units of Common Stock. We have agreed to use our reasonable best efforts to cause the registration statement to be filed with the Securities and Exchange Commission (the “SEC”) as soon as possible but no later then 60 days after the Closing Date. We further agreed to have the Registration Statement be declared effective by the SEC no later than 180 days after the Closing Date. If we fail to file a Registration Statement with the SEC or have the Registration Statement declared effective on or before the time frame described, the holders will be entitled to the liquidated damages from the Company in an amount equal to 2% of the aggregate subscription amounts per month for each month that we are delinquent in filing or effectiveness of the Registration Statement, subject to an overall limit of up to 15 months of partial liquidated damages.

International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to $700,000, paid to ICP representing approximately 10% of the Offering proceeds; (ii) approximately $50,000 in legal fees; and (iii) approximately $10,000 in administrative and miscellaneous fees. ICP had no obligation to buy any Unites of Common Stock from us. In addition, we agreed to indemnify the ICP and other persons against specific liabilities under the Act.

All of the foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation S, promulgated pursuant to the Act. None of the purchasers who received shares under Regulation S are U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Subscription Agreement entered into by and among Index Oil and Gas Inc. and the purchasers named on the signature page thereto. (Filed herewith)

10.2	Form of Registration Rights Agreement entered into by and among Index Oil and Gas Inc. and the purchasers named on the signature page thereto. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Index Oil and Gas Inc.

Dated: September 11, 2006	By:	/s/ Lyndon West
Name: Lyndon West
Title: Chief Executive Officer